Exhibit 10.27

COMMON SHARES PURCHASE WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE PROVISIONS OF THIS WARRANT.

Date of Issuance: December 10, 2009

AMERICOLD REALTY TRUST

Warrant to Purchase Common Shares

(Void after December 10, 2016)

Americold Realty Trust, a Maryland real estate investment trust (the “Trust”), for value received, hereby certifies and agrees that Yucaipa American Alliance Fund II, L.P., a Delaware limited partnership, and/or its assigns (each, a “Holder”), is entitled, subject to the terms set forth below, to purchase from the Trust, at any time and from time to time on or after the date hereof (the “Date of Issuance”) and on or before December 10, 2016 at not later than 5:00 p.m. New York time, Six Million Three Hundred Ninety-Eight Thousand Six Hundred Forty-Eight (6,398,648) of the Trust’s duly authorized, validly issued, fully paid and nonassessable common shares of beneficial interest, $0.01 par value per share (including any other class of shares resulting from successive changes or reclassifications of such Common Shares as provided herein, the “Common Shares”) at an exercise price equal to $17.17 per share, as may be adjusted from time to time pursuant to the provisions of this Warrant (such per share price, the “Exercise Price”). The shares purchasable upon exercise of this Warrant are hereinafter referred to as the “Warrant Shares.” The term “Warrant” as used herein shall include this Warrant and any other warrants delivered in substitution or exchange therefor, as provided herein.

1.                                       Exercise.

1.1                                 Method of Exercise

1.1.1                                      This Warrant may be exercised by any Holder, in whole or in part, by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto or Annex B hereto, as applicable (the “Notice of Exercise”), duly executed by the Holder or the Holder’s duly authorized attorney, accompanied by, if the Holder elects not to exercise the Warrant pursuant to Section 1.2, payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise.

1.1.2                                      Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Exercise shall be dated and directed to the Trust as provided in Section 10.  At such time, the person(s) in whose name(s) any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.1.3 hereof shall be deemed to have become the holder(s) of record of the Warrant Shares represented by such certificates.

1.1.3                                      As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within ten (10) days thereafter, the Trust, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a)                                  a certificate or certificates for the number of full Common Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof (it being agreed that each certificate so delivered shall be in such denominations of Common Shares as may be requested by the Holder); and

(b)                                 in case such exercise is in part only, a new warrant or warrants in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant is so exercised.  In addition, in the case of an exercise pursuant to Section 1.2 hereof, the number of Warrant Shares shall also be reduced by the number of Warrant Shares withheld by the Trust in exchange for the issuance of the number of Warrant Shares to which the Holder exercises its purchasing rights under this Warrant.

1.2                                 Exercise by Surrender of Warrant.  In addition to the method of payment set forth in Section 1.1 and in lieu of any cash payment required thereunder, this Warrant may be exercised by surrendering this Warrant in the manner specified in this Section 1.2 (alone or in combination with the method of payment set forth in Section 1.1), together with the Notice of Cashless Exercise form appended hereto as Annex B duly executed by the Holder or by the Holder’s duly authorized attorney.  Upon exercise pursuant to this Section 1.2, the Trust shall issue to the Holder the number of Warrant Shares purchased upon such exercise in exchange for the Trust’s withholding of the number of Warrant Shares determined in accordance with the following formula:

X= Y * (A-B)

A

Where:

X =                 the number of Common Shares to be issued to the Holder;

Y =                  the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the number of Warrant Shares subject to the applicable Exercise Notice;

A =                the Market Value of one (1) Common Share on the date of exercise;

B =                  the Exercise Price of one (1) Warrant Share (as adjusted to the date of exercise);

* =                   multiplied by.

As used herein, the phrase “Market Value” at any date shall be deemed to be the last reported per share sale price on the trading day immediately preceding the exercise date, or, in case no such reported sale takes place on such day, the average of the last reported per share sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange or “over the counter” (including on the pink sheets or bulletin board) market on which the Common Shares are listed or admitted to trading, or, if the Common Shares are not listed or admitted to trading on any national securities exchange or sold “over the counter”, the fair market value of the Common Shares as of the date of exercise.

2.                                       Shares to be Fully Paid; Reservation of Shares. The Trust covenants and agrees that all Common Shares which may be issued upon the exercise of this Warrant will, upon issuance by the Trust, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto. The Trust further covenants and agrees that, from and after the Date of Issuance and during the period within which this Warrant may be exercised, the Trust will at all times have authorized, and reserved, free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

3.                                       Fractional Shares. The Trust shall not be required upon the exercise of this Warrant to issue any fractional shares or scrip representing fractional shares.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Holder shall be entitled to receive a cash payment equal to the Market Value of the Common Shares on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

4.                                       Transfers.

4.1                                 Transfers. This Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex C (the “Assignment”) at the principal office of the Trust.

4.2                                 Exchange of Warrant upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment, the Trust at its expense shall issue to or on the order of the Holder a new warrant or warrants of the same tenor and date as this Warrant, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Warrant Shares issuable upon exercise hereof.

4.3                                 Rule 144.  Until such time as the Holder may sell in compliance with the Securities Act all Common Shares that are held by the Holder, or that could be acquired by the Holder through the exercise of the Warrant, without a registration statement under the Securities Act or compliance with Rule 144 under the Securities Act, the Trust shall take such actions and file such information, documents and reports as shall be required by the Securities Act and the rules and regulations promulgated thereunder as a condition to the availability of Rule 144 under the Securities Act.

5.                                       Adjustment.  The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 5; provided, that if more than one subsection of this Section 5 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than on subsection of this Section 5 so as to result in duplication.

5.1                                 Stock Splits, Subdivisions, Reclassifications or Combinations. If the Trust shall (i) declare and pay a dividend or make a distribution on its Common Shares payable in additional Common Shares, (ii) subdivide or reclassify the outstanding Common Shares into a greater number of shares, or (iii) combine or reclassify the outstanding Common Shares into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of Common Shares which the Holder would have owned or been entitled to receive in respect of the Warrant Shares underlying this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

5.2                                 Business Combination.  In case of any Business Combination or reclassification of the Common Shares (other than a reclassification of Common Shares referred to in Section 5.1), the Holder’s right to receive Common Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Shares issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as reasonably practicable, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.

As used herein, the term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Trust’s shareholders.

5.3                                 Extraordinary Distributions.  If the Trust shall fix a record date for the making of a distribution to all holders of its Common Shares of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Distributions, dividends of Common Shares and other dividends or distributions referred to in Section 5.2) (an “Extraordinary Distribution”), then in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to such reduction by the quotient of (x) the Market Value as of the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the cash or fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock divided by (y) such Market Value on such date specified in clause (x).  Such adjustment shall be made successively whenever such a record date is fixed.

As used herein, the term “Ordinary Distributions” means all regular periodic dividends on Common Shares, whether paid in cash, securities or property, or any combination thereof, except extraordinary or special dividends, provided, that for any taxable year for which the Trust has elected to be treated as a real estate investment trust or “REIT” for United States federal income tax purposes, Ordinary Distributions shall be deemed to equal 125% of the amount of distributions that the Trust is required to pay to its shareholders with respect to such year in order to satisfy the requirements for taxation as a REIT for United States federal income tax purposes, and all dividends and distributions paid with respect to such year in excess of such deemed amount shall be treated as Extraordinary Distributions.

5.4                                 Tender Offers; Exchange Offers.  In the event that the Trust or any subsidiary of the Trust shall purchase Common Shares pursuant to a tender offer or an exchange offer for a price per Common Share that is greater than the then current Market Value per Common Share in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Trust, or such subsidiary of the Trust, shall, within (10) business days of the expiry of such tender offer or exchange offer, offer to purchase the Warrant for equivalent consideration per Common Share based on the number of Warrant Shares underlying this Warrant at such time (the “Offer”) (such amount less the Exercise Price in respect of each Warrant Share, the “Per Share Consideration”); provided, however, that if a tender offer or exchange offer is made for only a portion of the outstanding Common Shares, then such Offer shall be made for such Warrant Shares in the same pro rata proportion as the pro rata proportion of the outstanding Common Shares for which the tender offer or exchange offer is made; provided, further, that the Trust shall not be required to make such an Offer if the Per Share Consideration is an amount less than the then-existing Exercise Price per Common Share.  The Offer shall remain open for a period of twenty (20) business days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  If the Offer is accepted in whole or in part by the Holder, then the Trust shall complete purchase of the Warrant (or portion thereof) for the applicable Per Share Consideration within five (5) business days of the end of the Offer Period.

5.5                                 Adjustment in Number of Securities.  Upon each adjustment of the Exercise Price pursuant to the provisions of this Warrant, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

5.6                                 Notice of Adjustment. Upon the occurrence of any event that requires any adjustment of the Exercise Price or the number of Common Shares issuable upon exercise of this Warrant or a change in the type of securities or property to be delivered upon the exercise of this Warrant, then and in each such case the Trust shall give notice thereof to the Holder in accordance with Section 7.

5.7                                 Other Anti-Dilution Provisions.  If the Trust has issued or issues any securities on or after the Date of Issuance containing provisions protecting the holders thereof against dilution in any manner more favorable to such holders thereof than those set forth in this Warrant, such more favorable portions thereof shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provisions of this Warrant, shall be deemed to be substituted therefor.

5.8                                 Successive Adjustments.  Any adjustments made pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur.

5.9                                 Other Events.  During the term of this Warrant, if any event occurs as to which the provisions of this Section 5 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the board of trustees of the Trust (the “Board”), fairly and adequately protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

6.                                       No Impairment. The Trust will not, by amendment of its Declaration of Trust or other governing documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment.

7.                                       Other Notices.  If at any time:

(a)                                  The Trust shall declare any dividend or distribution upon its Common Shares (other than an Extraordinary Distribution);

(b)                                 There shall be any event that requires any adjustment of the Exercise Price or the number of Common Shares issuable upon exercise of this Warrant pursuant to Section 5 or a change in the type of securities or property to be delivered upon the exercise of this Warrant; or

(c)                                  There shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Trust;

then, in any one or more of said cases, the Trust shall, as provided in Section 10, give the Holder, (i) at least twenty (20) days prior written notice of the date on which the books of the Trust shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any transaction referred to in the foregoing clauses (b) and (c), and (ii) in the case of any transaction referred to in the foregoing clauses (b) and (c), at least twenty (20) days prior written notice of the date when the same shall take place.  Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, the date on which the holders of Common Shares shall be entitled thereto.  Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the applicable transaction.  All notices required under the foregoing clause (b) shall state the Exercise Price resulting from all adjustments required by Section 5 and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

8.                                       No Rights of Shareholders.  Subject to other Sections of this Warrant, the Holder shall not be entitled, by virtue of its ownership of this Warrant, to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Holder, in its capacity as the Holder, any of the rights of a shareholder of the Trust, including without limitation any right to vote for the election of directors or upon any matter submitted to shareholders, to give or withhold consent to any action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.

9.                                       Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Trust of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a customary indemnity agreement, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Trust will issue, in lieu thereof, a new warrant of the same tenor and date.

10.                                 Notice.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Trust, to:

Americold Realty Trust

10 Glenlake Parkway

South Tower, Suite 800

Atlanta, Georgia 30328

Attention: Chief Financial Officer

Telephone: (678) 441-1400

Fax: (678) 387-4774

If to the Holder, to:

Yucaipa American Alliance Fund II, L.P.

9130 W. Sunset Boulevard

Los Angeles, California 90069

Attention: Robert P. Bermingham

Telephone: (310) 789-7200

Fax: (310) 789-1791

11.                               Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

12.                               Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13.                                 Severability.  If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

14.                                 Governing Law and Submission to Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflict or choice of laws of any jurisdiction.

15.                                 Certificate. Upon request by the Holder, the Trust shall promptly deliver to the Holder a certificate executed by its President or Chief Financial Officer setting forth the total number of outstanding Common Shares, convertible debt instruments and options, rights, warrants or other agreements relating to the purchase of such Common Shares or convertible debt instruments, together with its calculation of the number of shares remaining available for issuance upon exercise of this Warrant, and a certificate of the accuracy of the statements set forth therein.

16.                                 Supplements and Amendments.  This Warrant may be amended only by an instrument in writing signed by the Holder and the Trust.

17.                                 Assignment by the Trust; Successors.  The Trust may not, without the prior written consent of the Holder, sell, transfer or assign any of its rights or obligations hereunder.  The Holder may assign this Warrant without the Trust’s consent.  All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Trust and the Holder and their respective permitted successors and assigns hereunder.

18.                                 Benefits of this Warrant.  Nothing in this Warrant shall be construed to give to any person, entity or corporation other than the Trust and the Holder any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Trust and the Holder.

19.                                 Saturdays, Sunday, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.

[Signature Page Follows]

IN WITNESS WHEREOF, Americold Realty Trust has caused this Warrant to be signed by its duly authorized officer and to be dated on the day and year first written above.

AMERICOLD REALTY TRUST

		By:	/s/ Jozef Opdeweegh
		Name:	Jozef Opdeweegh
		Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

By: Yucaipa American Alliance Fund II, LLC

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President and Secretary

[Signature Page Yucaipa American Alliance Fund II, L.P. Warrant]

ANNEX A

NOTICE OF EXERCISE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby irrevocably elects to purchase                          Warrant Shares (as such term is defined in the Warrant) and herewith makes payment of $                        , representing the full purchase price for such shares at the exercise price per share provided for in such Warrant.

Signature:

Address:

ANNEX B

NOTICE OF CASHLESS EXERCISE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby elects to purchase (check applicable box):

☐ Warrant Shares (as defined in the Warrant); or

☐ the maximum number of Warrant Shares issuable under the Warrant pursuant to the cashless exercise procedure set forth in Section 1.2.

Signature:

Address:

ANNEX C

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                    hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (the “Warrant”) with respect to the number of Warrant Shares (as defined in the Warrant) set forth below, unto:

Name of Assignee	Address	No. of Warrant Shares

Signature:

Dated:

Witness: